UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2025

BLINK CHARGING CO.

(Exact name of registrant as specified in its charter)

Nevada	001-38392	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5081 Howerton Way, Suite A Bowie, Maryland	20715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 521-0200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	BLNK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

Blink Charging Co. (the “Company”)

September 2, 2025

Item 8.01. Other Events.

On August 15, 2025, the Clark County, Nevada District Court (the “Court”) granted preliminary approval of the proposed settlement (the “Proposed Settlement”) of the derivative action captioned McCauley (derivatively on behalf of Blink Charging Co.) v. Farkas, et al., Case No. A-22-847894-C (the “Derivative Action”). The Proposed Settlement is subject to final approval by the Court.

Subject to final approval of the Proposed Settlement by the Court, and in exchange for a release of all claims by the plaintiffs and a dismissal with prejudice of the Derivative Action and a related consolidated derivative action filed in Miami Dade County, Florida Circuit Court captioned In re Blink Charging Company Stockholder Derivative Litigation, Lead Case No. 2020-019815-CA-01 (together, the “Derivative Litigation”), the Proposed Settlement involves the Company implementing certain corporate governance reforms and for attorneys’ fees and expenses in the amount of $553,750 to be paid to plaintiffs’ counsel, which includes payments of up to $2,000 to each named plaintiff. The Company expects the entire amount, including all attorneys’ fees, expenses and named plaintiff payments, to be paid by the Company’s insurer. The Proposed Settlement does not require the director defendants to make any monetary payment as part of the settlement. The Derivative Litigation involves claims of breach of fiduciary duties, corporate waste and unjust enrichment against former and current members of the Company’s Board of Directors and the Company’s former Chief Financial Officer for allegedly causing the Company to make certain statements at issue in a securities class action captioned Bush v. Blink Charging Co., et al., Case No. 20-cv-23527, filed in the U.S. District Court for the Southern District of Florida (the “Bush Lawsuit”), and as a result, the Company incurred costs defending against the Bush Lawsuit and other unidentified investigations. The Bush Lawsuit was settled by the parties and a final judgment was entered in October 2024.

The defendants deny any fault, liability or wrongdoing of any kind associated with the claims alleged in the Derivative Litigation, and there has been no adjudication of the merits of the underlying claims.

As required by the preliminary approval order, the Notice of Pendency and Proposed Settlement of Derivative Actions (the “Notice”) and the Stipulation and Agreement of Settlement dated June 26, 2025 (the “Stipulation”), are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K. The Notice and Stipulation can also be accessed on the “Investor Relations” page of the Company’s website at ir.blinkcharging.com. Other information contained in or accessible through the Company’s website does not constitute part of, and is not incorporated into, this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Notice of Pendency and Proposed Settlement of Derivative Actions.
99.2	Stipulation and Agreement of Settlement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLINK CHARGING CO.

Date: September 2, 2025	By:	/s/ Michael C. Battaglia
	Name:	Michael C. Battaglia
	Title:	President and Chief Executive Officer